UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

Solei Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(844) 726-6965

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 7, 2019, we entered into a binding letter of intent (the “LOI” or the “Agreement”) with KB Medical Systems, LLC (“KB”) which sets forth the preliminary terms and conditions of the proposed acquisition of the assets of KB by Solei Systems, Inc. (“SOLI” or the “Company”) , free and clear of all debts, liabilities and claims of any creditor of or claimant against KB Medical Systems, LLC, except as expressly listed on Schedule “1” or as otherwise agreed by the parties at Closing. The proposed acquisition will be undertaken through the issuance of common shares of SOLI to KB in a transaction that qualifies for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), having an average market value at closing of $ 15 million (the “Stock”), based on the average market closing price for SOLI common stock for the five (5) trading days ending the day prior to the day of the closing (the “Acquisition”), plus an additional $5 million in capital contributions to the business of KB known as CareClix after the Acquisition.

It is currently contemplated that the Acquisition will consist of the acquisition of all of the business, assets and subsidiaries of KB Medical Systems, LLC, including CareClix, except for any assets expressly to be excluded from the Acquisition as listed on Schedule “2”, free and clear of any claims, debts, security interests, pledges or other liabilities of any kind of KB other than those listed on Schedule “1” (the Liabilities”) and shall be approved by KB and the members of KB, in exchange for the Stock. The terms and provisions of the Acquisition shall be described in a definitive acquisition agreement (the “Agreement”) by and between the Company, KB and the members of KB which shall contain the terms and conditions set forth in this LOI, as modified and amended by subsequent negotiations of the parties, and such representations and warranties, covenants, indemnities and conditions that are usual and customary in an Acquisition of this kind. If the Agreement has not been approved and executed by the Board of Directors of the Company, by KB and by the members of KB, on or before January 31, 2019, the LOI shall expire and the transactions as anticipated hereunder shall be deemed to have expired without execution, unless otherwise agreed to in writing by the parties.

The consideration for the Acquisition shall be shares of common stock of SOLI with an aggregate value of $15 million at Closing (the “Stock”) (which will qualify under Section 351 of the Code) with commitment by SOLI to provide an additional $5 in working capital, to be used as operating capital for the new subsidiary of SOLI and for such other purposes as is agreed in the Definitive Agreement. In exchange for the Consideration, at Closing (as defined below), KB shall transfer and convey the Assets as directed in the Agreement and shall indemnify and hold harmless the Company from any liability, loss or cost relating to the Company’s liabilities, other than the liabilities to be assumed by the new Subsidiary of SOLI. All shares of common stock to be issued by SOLI pursuant to the transactions contemplated hereby shall be deemed to be unregistered “restricted securities” as defined by Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) unless otherwise agreed.

Closing (“Closing”) shall take place within ten (10) days after the completion of due diligence as specified in the Agreement, and the satisfaction of all conditions to Closing in the Agreement, including all regulatory compliance requirements, but in no case later than March 31, 2019, unless otherwise agreed by the parties.

In addition to the other conditions to Closing specified in the Agreement, the following will be conditions to proceeding with the Acquisition: (i) execution by each Party of the Agreement; (ii) approval of the Agreement and the Acquisition by the Members of KB Medical Systems in compliance with applicable state corporate law and federal and state securities laws; (iii) delivery of the Consideration to KB Medical Systems free of Liabilities; (iv) completion of the Acquisition and transfer of the Assets to the newly formed subsidiary of SOLI, including all required regulatory compliance; and (v) completion of due diligence to the satisfaction of the Company. In addition, the Definitive Agreement will include provisions for the following conditions, as hereafter agreed by the parties:

(a)	Securing of the agreed working capital of $5 million by SOLI to be contributed to the business of CareClix held by the Subsidiary as working capital within 120 days after Closing;
(b)	A provision for reversal of the Acquisition at the option of the Members of KB, by unanimous vote, in the event the full amount provided for in Section 6(a) has not been completed as provided therein, in which event all of the Shares of SOLI issued to KB at Closing shall be returned to SOLI and cancelled and the Subsidiary shall convey to KB all of the Assets, subject to any then existing liabilities incurred in due course of the CareClix business;
(c)	A “make-up” provision under which the total number of Shares of SOLI issued as the Consideration at Closing shall be adjusted (upward but not downward) such that the aggregate value of the Shares issued at Closing plus any such make-up shares, shall be equal to not less than $15 million, based on the trailing ten (10) day average closing price of SOLI common stock on the open market for the period commencing 18 months after SOLI common stock is admitted to trading on the OTC Markets or such other public market on which the shares are then traded.
(d)	An undertaking that certain designated officers or principals of the CareClix business will be employed by the Subsidiary as officers or principals, on such terms and conditions as are agreed to among the parties at Closing;

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(e)	A provision that the existing operating managers of the CareClix business shall continue to operate the CareClix business in the Subsidiary, under the guidance of the SOLI Board of Directors after Closing, as set forth in appropriate agreements between the Subsidiary and each such party.
(f)	Such other provisions as SOLI, KB and the Members of KB shall agree upon.

 The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by the Agreement attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Letter of Intent dated January 7, 2019 between Solei Systems, Inc. and KB Medical Systems, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	Solei Systems, Inc.

	By:	/s/ Charles O. Scott
Name: Charles O. Scott
Title: CEO

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